                                                                     EXHIBIT 2.1

                              PURCHASE AGREEMENT

                                     AMONG

                             ACTUATE CORPORATION,

                  ROHIT MATHUR, BARRY CLAGUE, ANITA GUPTA AND

                                SOWMYA NARAYAN

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
1. Purchase and Sale of Limited Liability Company Interest..................................    1
       1.1  Purchase and Sale of Limited Liability Company Interest.........................    1
       1.2  Closing.........................................................................    3

2. Representations and Warranties Regarding LLC.............................................    4
       2.1  Organization, Standing and Power................................................    4
       2.2  Capital Structure...............................................................    4
       2.3  Financial Statements............................................................    5
       2.4  Absence of Certain Changes......................................................    5
       2.5  Absence of Undisclosed Liabilities..............................................    5
       2.6  Accounts Receivable.............................................................    6
       2.7  Litigation......................................................................    6
       2.8  Restrictions on Business Activities.............................................    6
       2.9  Governmental Authorization......................................................    6
       2.10 Title to Property...............................................................    7
       2.11 Intellectual Property...........................................................    7
       2.12 Environmental Matters...........................................................    9
       2.13 Taxes...........................................................................    9
       2.14 Employee Benefit Plans..........................................................   11
       2.15 Employees and Consultants.......................................................   13
       2.16 Related-Party Transactions......................................................   15
       2.17 Insurance.......................................................................   15
       2.18 Compliance with Laws............................................................   15
       2.19 Brokers' and Finders' Fees......................................................   15
       2.20 Customers and Suppliers.........................................................   15
       2.21 Material Contracts..............................................................   16
       2.22 No Breach of Material Contracts.................................................   17
       2.23 Third-Party Consents............................................................   18
       2.24 Intentionally Deleted...........................................................   18
       2.25 Minute Books....................................................................   18
       2.26 Complete Copies of Materials....................................................   18

3. Additional Representations and Warranties of the Sellers.................................   18
       3.1  Title to LLC Membership Interest................................................   18
       3.2  Purchase for Own Account........................................................   19
       3.3  Authority.......................................................................   19
       3.4  Brokers' and Finders' Fees......................................................   20
       3.5  Accredited Investor.............................................................   20
       3.6  Restricted Securities...........................................................   20
       3.7  Further Limitations on Disposition..............................................   20
       3.8  Legends.........................................................................   21
       3.9  Agreement to Retain Interests...................................................   21

4. Representations and Warranties of Purchaser..............................................   21
       4.1  Organization, Standing and Power................................................   22
       4.2  Authority.......................................................................   22
       4.3  SEC Documents; Financial Statements.............................................   23
       4.4  Absence of Certain Changes......................................................   24
       4.5  Litigation......................................................................   24
       4.6  Compliance with Laws............................................................   24
       4.7  Board Approval..................................................................   24

5. Conditions of Purchaser's Obligations at Closing.........................................   24
       5.1  Representations and Warranties..................................................   24
       5.2  Performance.....................................................................   25
       5.3  Qualifications..................................................................   25
       5.4  Non-Competition Agreements......................................................   25
       5.5  Intentionally Deleted...........................................................   25
       5.6  Employment Agreement............................................................   25
       5.7  OST India.......................................................................   25
       5.8  Termination of Employees........................................................   25
       5.9  Non-Compete Agreements..........................................................   25
       5.10 Certificate of Seller...........................................................   25
       5.11 Proceedings and Documents.......................................................   26

6. Conditions of the Sellers' Obligations at Closing........................................   26
       6.1  Representations and Warranties..................................................   26
       6.2  Performance.....................................................................   26
       6.3  Qualifications..................................................................   26
       6.4  Payment of Purchase Price; Escrow Agreement.....................................   26
       6.5  Employment Agreements...........................................................   26
       6.6  Certificate of Purchaser........................................................   26

7. Indemnification..........................................................................   27
       7.1  Survival of Representations, Warranties and Covenants...........................   27
       7.2A Indemnification of Purchaser....................................................   27
       7.2B Intentionally Deleted...........................................................   28
       7.3  Escrow Fund.....................................................................   29
       7.4  Damage Threshold................................................................   29
       7.5  Escrow Period...................................................................   29
       7.6  Claims Against the Escrow Fund; Objections to Claims............................   29
       7.7  Payment of Claims...............................................................   30
       7.8  Resolution of Conflicts; Arbitration............................................   31
       7.9  Sellers' Agent..................................................................   32
       7.10 Distribution Upon Termination of Escrow Period..................................   33
       7.11 Actions of the Sellers' Agent...................................................   33
       7.12 Third-Party Claims..............................................................   33

8  Registration Requirements................................................................   34
       8.1  S-3 Registration Statement......................................................   34

       8.2  Registration Procedures.........................................................   34
       8.3  Registration Expenses...........................................................   37
       8.4  Indemnification.................................................................   38
       8.5  "Market Stand-off" Agreement....................................................   41

9. Miscellaneous............................................................................   42
       9.1  Successors and Assigns..........................................................   42
       9.2  Governing Law...................................................................   42
       9.3  Counterparts....................................................................   42
       9.4  Titles and Subtitles............................................................   42
       9.5  Notices.........................................................................   42
       9.6  Amendments and Waivers..........................................................   42
       9.7  Severability....................................................................   43
       9.8  Entire Agreement................................................................   43


SCHEDULE A     Schedule of Sellers
SCHEDULE B     Pay-out Schedule
SCHEDULE C     Schedule of Bonus Payments
EXHIBIT A      Escrow Agreement
EXHIBIT B      Non-Competition and Non-Solicitation Agreement
EXHIBIT C      Form of Employment Agreement

                              PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT is made as of the 29/th/ day of February, 2000, by and among Actuate Corporation ("Purchaser"), and the Sellers listed on Schedule A hereto, each of which is herein referred to as a "Seller."
----------

          THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Purchase and Sale of Limited Liability Company Interest.
     -------------------------------------------------------


          1.1  Purchase and Sale of Limited Liability Company Interest.  Subject
               -------------------------------------------------------
     to the terms and conditions of this Agreement, each Seller shall sell and the Purchaser shall purchase, all right, title and interest in and to such Seller's membership interest (the "Interest," collectively, the "Interests") in Open Software Technology, LLC (the "LLC"), operating pursuant to that certain limited liability company operating agreement among the Sellers dated May 1, 1998 (the "Limited Liability Company Operating Agreement"), for the aggregate purchase price as set forth opposite such Seller's name on Schedule A attached hereto. The aggregate
                                    ----------
     purchase price (the "Aggregate Purchase Price") shall consist of the Net Asset Price and the Purchase Price, each term as defined below.

(a)  Net Asset Price.  (i) As promptly as practicable, but no later than forty-
     ----------------
     five (45) days after the Closing Date, Sellers will cause to be prepared and delivered to Purchaser a balance sheet dated as of the Closing Date (the "Closing Balance Sheet"), and a certificate derived from such Closing Balance Sheet setting forth Sellers' calculation of the net assets of the LLC, which amount shall conclusively be deemed the "Net Asset Price." Provided however, that within 30 days of receipt of the Closing Balance Sheet, Purchaser or Purchaser's accountants shall be given the opportunity to determine whether the Closing Balance Sheet has been prepared in accordance with generally accepted accounting principles ("GAAP") and, in that regard, Sellers shall provide Purchaser and/or its accountants with all relevant work product utilized in its preparation of the Closing Balance Sheet. If the Net Asset Price determined by Purchaser pursuant to such examination differs by less than 5% from the Net Asset Price on the Closing Balance Sheet, the Net Asset Price derived from the Closing Balance Sheet shall be binding and conclusive on the parties hereto. If the Net Asset Price determined by Purchaser pursuant to such examination audit differs more than 5% from the Net Asset Price on the Closing Balance Sheet, the parties will cooperate in good faith to agree upon the Net Asset Price. If within 10 days the parties can not agree on the Net Asset Price, the parties will hire a mutually agreeable third party to determine the Net Asset Price, the fees for such third party shall be borne equally by the parties. The Closing Balance Sheet shall fairly present the consolidated financial position of LLC as of the close of business on the Closing Date in accordance with generally accepted accounting principles, except for the absence of notes thereto, and shall include as accrued liabilities the one bonus payment to be made pursuant to Section 1.1(d) below.

          (ii) The Net Asset Price shall be paid to the Sellers in the amounts set forth on Schedule A in two equal installments. The first installment
                  ----------
     shall be paid on the date ninety (90) days following the Closing Date in immediately available funds. The second installment shall be paid on the date one hundred eighty (180) days following the Closing Date in immediately available funds.

(b)  Purchase Price.  The Purchase Price   shall consist of (A) $9,333,334 (the
     --------------
     "Cash Consideration") and (B) 51,282 shares of Common Stock, par value $0.001, of the Purchaser (the "Shares"). Subject to the further provisions of this section 1.1(b), the Cash Consideration shall be paid as follows:
     (i) on the Closing Date, an amount equal to $6,000,000 (such amount being the "First Cash Payment") shall be paid to the Sellers in immediately available funds in the amounts set forth on Schedule B attached hereto and
                                                 ----------
     (b) $3,333,334 shall be paid to the Sellers in immediately available funds in the amounts set forth on Schedule B on the second anniversary of the
                                 ----------
     Closing Date (the "Final Cash Payment"). In addition, within 10 business days of the Closing Date, the Shares shall be issued to the Sellers in the amounts set forth on Schedule B attached hereto. Except as otherwise
                          ----------
     provided in Section 8.6 below, no Seller shall be able to transfer, assign or convey any of the Shares during the six month period following the Closing Date.

(C)  Purchase Price Adjustments.  (i)  Notwithstanding the provisions of Section
     --------------------------
     1.1(b) above, on the Closing Date, $1,300,000 of the Final Cash Payment (the "Initial Escrow Amount") shall be transferred by the Purchaser by irrevocable wire transfer into an interest bearing escrow account (the "Initial Escrow Amount") established pursuant to the Escrow Agreement in the form of Exhibit A hereto (the "Escrow Agreement"). As more fully set
                 ---------
     forth in the Escrow Agreement and in Section 7 below, of the Initial Escrow Amount, an amount equal 10% of Aggregate Purchase Price (the "Initial Indemnification Fund") shall be available by Purchaser to satisfy indemnification claims of Purchaser. Upon the termination of the Escrow Agreement, the balance of the Initial Escrow Amount, plus interest accrued thereon (the "Remaining Escrow Amount'), shall be paid to the Sellers in immediately available funds.

          (ii) Notwithstanding the provisions of Section 1(b) above, Purchaser shall have the right to place a portion of the Final Cash Payment into the escrow account in the manner and under the terms and conditions contemplated by Section 7 below.

     (iii) Notwithstanding the provisions of Sections 1(C)(i) and 1(C)(ii) above, in the event that (A) (a) Purchaser shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (b) Purchaser shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (c) Purchaser applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (d) Purchaser makes a general assignment for the benefit of creditors; (B) (a) there is commencement of any proceedings or in the taking of any other action against Purchaser in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (b) there is an appointment of a receiver, conservator, trustee or similar officer for the Purchaser or for all or substantially all of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undisclosed; or (c) the issuance of a warrant of attachment, execution or similar process against any of the material assets of either Purchaser and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged; (C) the Purchaser fails to maintain net worth (on a consolidated basis) of at least $15 million at any time during the two year period commencing from the Closing; or (D) there shall occur a Change of Control in Purchaser ("Change of Control" means any of the following (a) the sale, lease, conveyance or other disposition of all or substantially all of Purchaser's assets as an entirety or substantially as an entirety or substantially as an entirety to any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the officers and members of the Board of Directors of Purchaser as of the date hereof) in one or a series of transactions; (b) the approval by the stockholders of Purchaser of any plan or proposal for the liquidation or dissolution of Purchaser;
     (c) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any person (other than the officers or members of the Board of Directors of Purchaser as of the date of hereof), including a "group" (within the meaning of
     Section 13(d)(3) of the Exchange Act) that includes such person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of common equity of Purchaser; or (d) individuals who at the beginning of any calendar year commencing in 2000 constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by Purchaser's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute during such period a majority of the members of the Board of Directors then in office, then the Final Cash Payment shall become immediately due and payable in immediately available funds to the Sellers.

(d)  Bonus Payments.  Prior to March 31, 2000, Purchaser shall cause LLC to make
     --------------
     one set of bonus payments ("Annual Bonus Amount" and "Sale Bonus") to the individuals and in the amounts set forth on Schedule C hereto.
                                                 ----------
          1.2  Closing.  The closing of the transaction provided for herein (the
               -------
     "Closing") will take place at the offices of the Purchaser at 9 a.m. on February 29, 2000 or at such other place, time and date as Purchaser and the Sellers may mutually select (the "Closing Date").

2.   Representations and Warranties Regarding LLC.  Sellers jointly and
     --------------------------------------------
     severally represent and warrant to Purchaser that the statements contained in this Section 2 are true and correct as of the Closing Date, except as set forth in the disclosure letter delivered by LLC to Purchaser prior to the execution and delivery of this Agreement (the "Seller Disclosure Letter"). The Seller Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
     Section 2, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 2. Any reference in this Section 2 to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, and any other laws of general application affecting enforcement of creditor's rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects operations or results of operations of such entity and its subsidiaries, taken as a whole. Whenever this Agreement refers to the "knowledge of Sellers" it shall mean and include only the actual present knowledge of a Seller.

          2.1  Organization, Standing and Power.  LLC is a limited liability
               --------------------------------
     company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. LLC has the power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on LLC. LLC has delivered to Purchaser a true and correct copy of the Limited Liability Company Operating Agreement and other charter documents, as applicable, of LLC, as amended to date. LLC is not in violation of any of the provisions of its Limited Liability Company Operating Agreement or equivalent organizational documents the result of which would have a Material Adverse Change on LLC. LLC does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2  Capital Structure.  The membership interests of LLC are owned by
               -----------------
     the persons and in the amounts set forth on Schedule 2.2.  There are no
                                                 ------------
     other membership interests of LLC and no outstanding commitments to issue any membership interests after the date of this Agreement. Membership interests of LLC are free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Limited Liability Company Operating Agreement or any agreement to which LLC is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which LLC is a party or by which it is bound obligating LLC to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any membership interests of LLC or obligating LLC to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of LLC membership interests (i) between or among LLC and any of its members and (ii) to LLC's and Sellers' knowledge, among any of LLC's members or between any of LLC's members and any third party.

          2.3  Financial Statements.  LLC has delivered to Purchaser its
               --------------------
     unaudited combined financial statements (balance sheet, statement of operations, statement of LLC and statement of cash flows) as of and for the fiscal year ended December 31, 1998 and for the year ended December 31, 1999 attached as Schedule 2.3 (collectively, the "Financial Statements").
                      ------------
     The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of LLC as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which are, not material in the aggregate. LLC maintains a system of accounting established and administered in accordance with GAAP.

          2.4  Absence of Certain Changes.  Since December 31, 1999 (the "LLC
               --------------------------
     Balance Sheet Date"), LLC has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on LLC; (ii) any acquisition, sale or transfer of any material asset of LLC; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by LLC or any revaluation by LLC of any of its assets; (iv) any declaration, setting aside, or payment of a distribution with respect to the membership interests of LLC, or any direct or indirect redemption, purchase or other acquisition by LLC of any of its membership interests ; (v) any Material Contract entered into by LLC, other than as provided to Purchaser, or any material amendment or termination of, or default under, any Material Contract to which LLC is a party or by which it is bound; (vi) any amendment or change to the Limited Liability Company Operating Agreement of LLC; (vii) any increase in or modification of the compensation or benefits payable or to become payable by LLC to any of its directors, employees or consultants; (viii) capital expenditures or capital commitments by LLC exceeding $25,000 individually or $50,000 in the aggregate; (ix) destruction of, damage to or loss of any material assets, business or customer of LLC (whether or not covered by insurance); (x) labor trouble or claim of wrongful discharge or other unlawful labor practice or action; or
     (xi) any negotiation or agreement by LLC to do any of the things described in the preceding clauses (i) through (x) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

          2.5  Absence of Undisclosed Liabilities.  The LLC has no material
               ----------------------------------
     liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be set forth in the LLC December 31, 1999 balance sheet statement included in the Financial Statements (the "LLC Balance Sheet") under GAAP) which individually or in the aggregate (i) has not been reflected in the LLC Balance Sheet or (ii) has not arisen in the ordinary course of business since the LLC Balance Sheet Date in amounts consistent with prior periods.

          2.6  Accounts Receivable.  The accounts receivable shown on the LLC
               --------------------
     Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of LLC. The accounts receivable of LLC arising after the date of the LLC Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Closing Date will arise, in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of LLC. Since December

     31, 1999, none of the accounts receivable listed on the December 31, 1999 balance sheet are subject to any material claim of offset or recoupment, or counterclaim and neither Sellers or LLC have knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable are contingent upon the performance by LLC of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

          2.7  Litigation.  There is no private or governmental action, suit,
               ----------
     proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of LLC or Sellers, threatened (including allegations that could form the basis for future action) against LLC or any of its properties or officers or directors (in their capacities as such), nor is there any reasonable basis therefor. There is no judgment, decree or order against LLC, or, to the knowledge of the Sellers, LLC, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on LLC. All litigation to which LLC is a party (or, to the knowledge of LLC, threatened to become a party) is disclosed in the Seller Disclosure Letter. LLC does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

          2.8  Restrictions on Business Activities.  There is no material
               -----------------------------------
     agreement, judgment, injunction, order or decree binding upon LLC that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future material business practice of LLC, any material acquisition of property by LLC or the conduct of business by LLC as currently conducted or as proposed to be conducted by LLC.

          2.9  Governmental Authorization.  LLC has obtained each federal,
               --------------------------
     state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which LLC currently operates or holds any interest in any of its properties or (ii) that is required for the operation of LLC's business or the holding of any such interest ((i) and (ii) herein collectively called "LLC Authorizations"), and all of such LLC Authorizations are in full force and
     ---------------
     effect, except where the failure to obtain or have any such LLC Authorizations could not reasonably be expected to have a Material Adverse Effect on LLC.

          2.10 Title to Property.  LLC has good title to all of its properties,
               -----------------
     interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted and which are reflected in the LLC Balance Sheet or acquired after the LLC Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the LLC Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the LLC Balance Sheet. The plants, property and equipment of LLC that are used in the operations of its business are in good operating condition and repair (ordinary wear and tear excepted). All properties used in the operations of LLC are reflected in the LLC Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10
                                                             -------------
     identifies each parcel of real property owned by LLC.

          2.11 Intellectual Property.
               ---------------------

(a) "Proprietary Rights" shall mean all rights in and to inventions (whether or not patentable), ideas, formulae, software (in source and object code form), process engineering, art works, schematic drawings, processes, product plans, logos, trademarks, trademark applications, service marks, moral rights, copyrights, trade names, trade secrets, know-how, technical information, patents, patent applications, databases, employee lists and customer lists.

(b) The Proprietary Rights include all patent rights, copyrights, trade secrets, information, and other proprietary rights and processes necessary to conduct the business of LLC as conducted or as proposed to be conducted. LLC is the sole owner of all right, title and interest in and to all the Proprietary Rights free and clear of all liens, encumbrances, claims, rights of use and restrictions whatsoever or has licensed or otherwise possess valid rights to use them. Any of the Proprietary Rights owned by LLC which require the execution and filing with an appropriate governmental agency, including without limitation the Patent and Trademark Office, have been so indicated on Schedule 2.11. There are no outstanding options,
                          -------------
     licenses or agreements of any kind relating to the Proprietary Rights owned by LLC (other than for distribution of standard object code products in the ordinary course of business) nor is LLC a party to any options, licenses or agreements of any kind with respect to the logos, trademark and tradename rights, software, databases, source code, patents, patent rights, copyrights, trade secrets, processes and proprietary licenses, information, proprietary rights and processes of any other person or entity which relates to the business of LLC as conducted or as proposed to be conducted.

(c) To the knowledge of LLC, the patent and trademark Proprietary Rights owned by LLC do not infringe upon or conflict with any patent, copyright, trademark, trade secret or other proprietary rights or intellectual property of any other person, firm, corporation or other entity. To the knowledge of LLC, the other Proprietary Rights owned by LLC do not infringe upon or conflict with any patent, copyright, trademark, trade secret or other proprietary rights or intellectual property of any other person, firm, corporation or other entity. There is not pending or, to the knowledge of LLC, threatened any claim or litigation contesting the right of LLC to engage in its business or employ any of the Proprietary Rights. LLC has taken reasonable security measures to protect the secrecy, confidentiality, and value of all Proprietary Rights set forth on

     Schedule 2.11. LLC has only disclosed confidential Proprietary Rights to
     -------------
     third parties subject to valid, binding and enforceable non-disclosure agreements that protect such disclosed Proprietary Rights at least as much as LLC protects Proprietary Rights its owns, and in no case permits less than reasonable protection. LLC has not disclosed any software source code to any third parties.

(d) Any employee, consultant or other person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Proprietary Rights owned by LLC, or any part thereof, or who has knowledge of or access to information relating to it, has been put on notice that the Proprietary Rights owned by LLC, are proprietary to LLC and not to be divulged or misused, and has assigned or licensed all of his or her rights relating to the Proprietary Rights to LLC. To the knowledge of LLC, no employee of LLC is in violation of any material term of any employment contract, confidentiality, proprietary information or inventions agreement, or any other contract or agreement relating to the relationship of any such employee with LLC or any previous employer, and all such contracts or agreements with employees are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. To the knowledge of LLC, the employees of LLC are not obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with their obligation to use their best efforts to promote the interests of LLC or that would conflict with the business of LLC as conducted or as proposed to be conducted.

(e) There are no material contracts, commitments, leases, permits, and other instruments (written or oral) binding upon LLC with respect to the Proprietary Rights except the contracts listed in Schedule 2.11 and
                                                       -------------
     excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same. Sellers have delivered to Purchaser true and complete copies of all such items and any amendments thereto. All of such contracts, commitments, leases, permits and instruments are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions, and LLC is not in material default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default with respect to the payment or performance of any obligation thereunder that could reasonably be expected to have a Material Adverse Effect on LLC; and no claim of such a material default has been asserted and, to the knowledge of LLC, there is no basis or alleged basis upon which such a claim could be made. LLC has not received any notice or notices claiming any such material default or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

          2.12 Environmental Matters.  To the knowledge of the Sellers, the LLC
               ---------------------
     is not in violation of any applicable statute, law or regulation relating to the environment, and to the knowledge of the Sellers, no expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.13  Taxes.
                -----

(a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax authority with respect to the three year period ending on the Effective Time, by or on behalf of LLC (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The LLC Balance Sheet (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the LLC Balance Sheet Date and LLC has not and will not incur any Tax liability in excess of the amount reflected on such LLC Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after the LLC Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the LLC Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the LLC Balance Sheet Date has been or will be incurred by LLC other than in the ordinary course of business, and adequate provision has been made by LLC for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

(b) LLC has previously provided or made available to Purchaser true and correct copies of all Tax Returns and such Returns have been filed for the year ended December 31, 1998. LLC has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. LLC has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of LLC) investigation now pending or (to the knowledge of LLC) threatened against or with respect to LLC in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by LLC, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to LLC, materially and adversely affect the liability of LLC for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of LLC. None of the assets of LLC is property that LLC is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of LLC directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of LLC is "tax-exempt use property" within the meaning of Section 168(h) of the Code. LLC has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No LLC member is other than a United States person within the meaning of the Code. LLC does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and LLC has not engaged in a trade or business within any foreign country. LLC has never elected to be treated as an S-corporation under
     Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to LLC's Taxes made during the fiscal years ending,

     December 31, 1997 and 1998 are reflected on the LLC Tax Returns for such periods, copies of which have been provided or made available to Purchaser. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed. LLC is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Other than by reason of the Purchase, LLC has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the sale of the Interests hereunder.

          For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "LLC" means LLC and any entity included in, or required under GAAP to be included in, any of the LLC Financial Statements.

          2.14  Employee Benefit Plans.
                ----------------------

(a) For all purposes under this Section 2.15 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with LLC, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in Schedule 2.14
                                                                 -------------
     (collectively, the "Plans"), LLC and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of LLC and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

     (i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

     (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

(b) Neither LLC nor any ERISA Affiliate has, since January 1, 1993, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

(c) LLC has provided to Purchaser complete, accurate and current copies of each of the following:

     (i) Text (including amendments) of each of the Plans, to the extent reduced to writing;

     (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

     (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

     A. The most recent summary plan description, as described in section 102 of ERISA;

     B. Any summary of material modifications that has been distributed to participants but has not been incorporated in an updated summary plan description furnished under subparagraph (1) above; and

     C. The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

     (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code that is not set forth in a standardized prototype document the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

(d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

(h) Neither LLC nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

(i) All contributions, premiums or other payments due from the LLC to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of LLC. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

          2.15  Employees and Consultants.
                -------------------------

(a) LLC has provided Purchaser with a true and complete list of all individuals employed by the LLC as of January 31, 2000 and for whom H1-B visas have been filed and the position and base compensation payable to each such individual. The Seller Disclosure Letter contains a description of any material written or oral employment agreements, consulting agreements or termination or severance agreements to which LLC is a party.

(b) LLC is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

(c)  The consummation of the transactions contemplated herein will not result in
     (i) any amount becoming payable to any employee, director or independent contractor of LLC and awards thereunder, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of LLC may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of LLC or (iv) any cost becoming due or accruing to LLC or the Purchaser with respect to any employee, director or independent contractor of LLC.

(d)  Intentionally Deleted.

(e) To the knowledge of LLC or Seller, no employee of LLC has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

(f) LLC has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the knowledge of LLC or Seller, the
                              --------
     information and documents on which LLC relied to comply with IRCA are true and correct; and to the knowledge of the Sellers, there have not been any discrimination complaints filed against LLC pursuant to IRCA, and to the knowledge of LLC, there is no basis for the filing of such a complaint.

(g) LLC has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of LLC or the Sellers, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

(h) LLC's action in complying with the terms of this Agreement will not violate any agreements with any of LLC's employees the result of which might reasonably be expected to have a Material Adverse Effect.

(i) LLC has filed all required reports and information with respect to its employees that are due prior to the Closing Date, the failure of which might reasonably be expected to have a Material Adverse Effect and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on the Company. LLC has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

(j) Neither LLC nor the Sellers are aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of LLC or that could reasonably be expected to conflict with any of LLC's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of LLC's business as conducted or proposed, will, to LLC's and Sellers' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

          2.16  Related-Party Transactions.  No employee, officer, or director
                --------------------------
     of LLC or member of his or her family (family shall include the extended family of a spouse) is indebted to LLC, nor is LLC indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which LLC is affiliated or with which LLC has a business relationship, or any firm or corporation that competes with LLC, except to the extent that employees, officers, or directors of LLC and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of LLC is directly or indirectly interested in any material contract with LLC.

          2.17  Insurance.  LLC has policies of insurance and bonds of the type
                ---------
     and in the amounts shown on Schedule 2.17.  There is no material claim
                                 -------------
     pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and LLC is otherwise in compliance with the terms of such policies and bonds.

     Neither Sellers nor LLC have any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.18  Compliance with Laws.  To the knowledge of the Sellers, LLC has
                --------------------
     complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on LLC.

          2.19  Brokers' and Finders' Fees.  LLC has not incurred, nor will it
                --------------------------
     incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.20  Customers and Suppliers.  As of the date hereof, no customer
                -----------------------
     which individually accounted for more than 1% of LLC's gross revenues during the 12 month period preceding the date hereof, and no supplier of LLC, has canceled or otherwise terminated, or made any threat to LLC to cancel or otherwise terminate its relationship with LLC for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after December 31, 1998 decreased materially its services or supplies to LLC in the case of any such supplier, or its usage of the services or products of LLC in the case of such customer, and to LLC's and the Sellers knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with LLC or to decrease materially its services or supplies to LLC or its usage of the services or products of LLC, as the case may be, the results of which might reasonably be expected to have a Material Adverse Effect on LLC. To the knowledge of the Sellers, LLC has not knowingly breached, so as to provide a benefit to LLC that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of LLC.

          2.21  Material Contracts.  Except for the material contracts described
                ------------------
     in Schedule 2.21 (collectively, the "Material Contracts") LLC is not a
        -------------
     party to or bound by any material contract, including without limitation:

(a) any distributor, sales, advertising, agency or manufacturer's representative contract and which involves more than $25,000;

(b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

(c) any material contract that expires or may be renewed at the option of any person other than the LLC so as to expire more than one year after the date of this Agreement;

(d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(e) any contract for capital expenditures in excess of $25,000 individually and $50,000 in the aggregate;

(f)  any contract pursuant to which LLC leases any real property;

(g) any contract pursuant to which the LLC leases of any material machinery, equipment, motor vehicles, office furniture, fixtures or other personal property with value exceeding $25,000;

(h) any contract with any person with whom the LLC does not deal at arm's length within the meaning of the Internal Revenue Code;

(i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person in excess of $25,000;

(j) any license, sublicense or other agreement to which LLC is a party (or by which it or any Proprietary Rights owned or licensed by LLC is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, or given access to any Proprietary Rights owned or licensed by LLC in excess of $25,000 other than (A) access to or use of standard object code product pursuant to a customary non-exclusive end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business or (B) access provided in the ordinary course of business under a customary nondisclosure/nonuse agreement;

(k) any license, sublicense or other agreement in excess of $25,000 pursuant to which LLC has been or may be assigned or authorized to use, or has or may incurred any obligation in connection with, (A) any third party Proprietary Rights or (B) any LLC Proprietary Rights other than customary non-exclusive, end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business;

(l) any agreement pursuant to which LLC has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any LLC Intellectual Property ("Source Materials"); and

(m) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Proprietary Rights infringement, misappropriation or violation or warranting the lack thereof in excess of $50,000, other than indemnification provisions contained in a customary purchase orders/purchase agreements/product licenses arising in the ordinary course of business.

          2.22  No Breach of Material Contracts.  To the knowledge of Sellers,
                -------------------------------
     the LLC has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. To the knowledge of Sellers, each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to LLC or to LLC's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on LLC or (B) result in the loss or expiration of any material right or option by LLC (or the gain thereof by any third party) under any Material Contract or (C) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.21(m)). True, correct and complete copies of all Material Contracts have been delivered to the Purchaser.

          2.23  Third-Party Consents.  Schedule 2.23 lists each Material
                --------------------   -------------
     Contract for which the consent, waiver or approval of any third party to such Material Contract is required thereunder in connection with the transactions contemplated by this Agreement or for such Material Contract to remain in effect without modification after the Closing, the failure to obtain could reasonably be expected to have a Material Adverse Effect on the LLC.

          2.24  Intentionally deleted.
                ---------------------

          2.25  Minute Books.  The minute books of LLC made available to
                ------------
     Purchaser contain a complete and accurate summary of all meetings of members or actions by members since the time of formation of LLC through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.26  Complete Copies of Materials.  LLC has delivered or made
                ----------------------------
     available true and complete copies of each document which has been requested by Purchaser or its counsel in connection with their legal and accounting review of LLC.

3.   Additional Representations and Warranties of the Sellers.  Sellers,
     --------------------------------------------------------
     severally, and only with respect to himself or herself, represent and warrant to Purchaser that the statement contained in this Section 3 are true and correct, except as set forth in the Seller Disclosure Letter. The Seller Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 3. Any reference in this Section 3 to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, and any other laws of general application affecting enforcement of creditor's rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. Whenever this Agreement refers to the "knowledge of Sellers" it shall mean and include only the actual present knowledge of a Seller.

          3.1  Title to LLC Membership Interest.  Each Seller own his or her
               --------------------------------
     Interests in the amounts set forth on Schedule 2.2 hereof, beneficially
                                           ------------
     and of record, free and clear of any liens, claims, encumbrances, or proprietary interests of any third party. There is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating such Seller to sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any membership interest of LLC.

          3.2  Purchase for Own Account.  The Shares to be received in
               ------------------------
     connection with this Agreement (the "Shares") will be acquired for investment for each Seller's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, such Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          3.3  Authority.
               ---------

(a) Each Seller which is an individual has the power and authority and capacity to enter into this Agreement and the other Transaction Documents to which he or she is a party and to consummate the transactions contemplated hereby and thereby. All actions on the part of such Seller necessary for the execution and delivery this Agreement and the other Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly taken. This Agreement and the other Transaction Documents to which such Seller is a party have been duly executed and delivered by such Seller and constitute the valid and binding obligations of such Seller enforceable against such Seller in accordance with their terms.

(b) The execution and delivery of this Agreement and the other Transaction Documents by Seller do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Limited Liability Company Operating Agreement of LLC, as amended, or (ii) any material agreement, contract, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sellers or any of his or her or its properties or assets, the result of which could reasonably be expected to have a Material Adverse Effect on the LLC.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Sellers in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, the failure of which to obtain would not have a Material Adverse Effect on the LLC.

          3.4  Brokers' and Finders' Fees.  Each Seller has not incurred, nor
               --------------------------
     will Sellers incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.5  Accredited Investor.  Each Seller is an "accredited investor"
               -------------------
     within the meaning of Rule 501 promulgated under the U.S. Securities Act of 1933, as amended ("Securities Act") and (ii) by reason of his or her or its business and financial experience, such Seller has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Such Seller acknowledges that he or she or it has been granted the opportunity to ask questions of, and receive answers from, representatives of Purchaser concerning Purchaser and the Shares and to obtain any additional information that he deems necessary to verify the accuracy of the answers he or she or it received from such representatives. Such Seller acknowledges that he or she or it and those persons retained by him or her or it to advise him or her or it with respect to the tax effects of the transactions contemplated hereby have fully and independently examined the tax effects of such transactions as they may related to him or her or it. Purchaser makes no representation or warranty whatsoever with respect to such tax effects, and such Seller further acknowledges that he or she or it is not relying on any representation or warranty of Purchaser with respect to such tax effects.

          3.6  Restricted Securities.  Each Seller understands that the Shares
               ---------------------
     are characterized as "restricted securities" under the United States federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the under the United States Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.7  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
     the representations set forth above, such Seller further agrees not to sell or otherwise dispose of any Shares without registration under the Securities Act and qualification under the "blue sky" laws of the appropriate jurisdiction, unless an exemption from registration and qualification thereunder is available. In connection with the proposed transfer of any Shares that have not been registered under the Securities Act, if attempting to transfer such shares, such Seller shall deliver written notice to Purchaser describing in reasonable detail the proposed transfer, and, if reasonably requested by Purchaser, an opinion, in form and substance reasonably satisfactory to Purchaser and its counsel to the effect that such transfer of the Shares may be effected without registration under the Securities Act and qualification under any applicable state securities laws. It is agreed that an opinion of counsel shall not generally be required by Purchaser for transactions made pursuant to Rule 144 except in unusual circumstances.

          3.8  Legends.  Each Seller understands that the certificates
               -------
     evidencing the Shares shall bear the following legend:

                    "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Actuate Corporation that such registration is not required or unless sold pursuant to Rule 144 of such Act. The holder of the securities represented by this certificate has entered into a market stand-off agreement whereby such holder agrees that prior to September 1, 2000 such holder shall not offer to sell, contract to sell or otherwise dispose of or grant any rights with respect to the securities represented by this certificate."

          3.9  Agreement to Retain Interests.  Each Seller agrees not to
               -----------------------------
     transfer, sell, exchange, pledge or otherwise dispose of or encumber (in each case, other than as a result of death or to affiliates; provided such affiliate agrees to be subject to the covenants, obligations and conditions set forth in this Agreement) any membership interest of LLC, owned or beneficially held by him (collectively, the "Interests"), or any New Interests (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Closing. Each Seller agrees that any Interests that such Seller shall purchase and Interests of which each Seller shall otherwise acquire beneficial ownership after date hereof and prior to the Closing ("New Interests") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Interests.

4.   Representations and Warranties of Purchaser.  Purchaser represents and
     -------------------------------------------
     warrants to Sellers that the statements contained in this Section 4 are true and correct, except as set forth (i) in the Disclosure Letter delivered by Purchaser prior to the execution and delivery of this Agreement (the "Purchaser Disclosure Letter") or (ii) in Purchaser's most recently filed Annual Report on Form 10K (which report was filed with the Securities and Exchange Commission (the "SEC") on March 12, 1999) and any Purchaser SEC Documents (as defined in Section 4.4) filed subsequent to March 12, 1999. The Purchaser Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 4. Any reference in this
     Section 4 to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, and any other laws of general application affecting enforcement of creditor's rights generally , and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

          4.1  Organization, Standing and Power.  Each of Purchaser and its
               --------------------------------
     subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Purchaser and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Purchaser. Purchaser has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Purchaser, as amended to date, to Seller. Purchaser is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Purchaser is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Purchaser free and clear of all liens, charges, claims or encumbrances or rights of others.

     There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Purchaser or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Purchaser SEC Documents (as defined in Section 4.4), Purchaser does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          4.2  Authority.
               ---------

(a) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of its Purchaser, enforceable against Purchaser in accordance with its terms. The Shares to be issued to the Sellers have been duly authorized and validly issued and fully paid and non-assessable.

(b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require a consent to assignment or a novation under (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser or any of its subsidiaries, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its properties or assets.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (i) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (ii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the Shares, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act of 1933, as amended, and
     (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Purchaser and would not prevent, materially alter or delay the consummation of the sale of the Interests.

          4.3  SEC Documents; Financial Statements.  Purchaser has made
               -----------------------------------
     available to Sellers a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Purchaser since January 1, 1998, (the "Purchaser SEC Documents"). In addition, Purchaser has made available to Sellers all exhibits to the Purchaser SEC Documents filed prior to the date hereof. All documents required to be filed as exhibits to the Purchaser SEC Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Purchaser nor any of its subsidiaries is in default thereunder, except for any such default that individually or in the aggregate would not or could not reasonably be expected to have a Material Adverse Effect on Purchaser. As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such subsequent filing), the Purchaser SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") fairly present the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q and Regulation S-K of the SEC).

          4.4  Absence of Certain Changes.  Since September 30, 1999 (the
               --------------------------
     "Purchaser Balance Sheet Date"), Purchaser has conducted its business in the ordinary course consistent with past practice and there has not occurred any (i) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Purchaser or (ii) any change by Purchaser in its accounting methods, principles or properties.

          4.5  Litigation.  Except as disclosed in the Purchaser SEC
               ----------
     Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Purchaser or any of its subsidiaries, threatened against Purchaser or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Purchaser. There is no judgment, decree or order against Purchaser or any of its subsidiaries or, to the knowledge of Purchaser or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Purchaser.

          4.6  Compliance with Laws.  Each of Purchaser and its subsidiaries
               --------------------
     has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Purchaser.

          4.7  Board Approval.  The Board of Directors of Purchaser has
               --------------
     approved this Agreement and the transactions contemplated hereunder.

5.   Conditions of Purchaser's Obligations at Closing.  The obligations of
     ------------------------------------------------
     Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions which conditions may be waived by the Purchaser:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Sellers contained in Section 2 and Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2  Performance.  The Sellers shall have performed and complied with
               -----------
     all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3  Qualifications.  All authorizations, approvals, or permits, if
               --------------
     any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.4  Non-Competition Agreements.  Each Seller shall have entered into
               --------------------------
     a non-competition agreement in substantially the form attached hereto as Exhibit B.
     ---------

          5.5  Intentionally Deleted.
               ---------------------



          5.6  Employment Agreements.  Each of Barry Clague and Rohit Mathur
               ---------------------
     shall have entered into an employment agreement in substantially the form attached hereto as Exhibit C.
                        ---------

          5.7  OST India.  Purchaser shall have executed an agreement acceptable
               ---------
     to Purchaser with OST India.

          5.8  Termination of Employees.  Seller shall have terminated certain
               -------------------------
     employees as specified by Purchaser and shall have entered into a release acceptable to Purchaser with each such employee.

          5.9  Non-Compete Agreements. Seller shall have delivered copies of
               ----------------------
     non-compete agreements between LLC and Dinesh Gupta and Ravi Narayan.

          5.10 Certificate of Seller.  Purchaser shall have been provided with a
               ---------------------
     certificate executed by Sellers to the effect that, as of the Closing Date:

(a) all representations and warranties made by Sellers under this Agreement are true and complete in all material respects; and

(b) all covenants, obligations and conditions of this Agreement to be performed by Sellers on or before such date have been so performed in all material respects.

          5.11 Proceedings and Documents.  All proceedings in connection with
               -------------------------
     the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and they shall have received all such counterpart original and certified or other copies of such documents as Purchaser may reasonably request.

6.   Conditions of the Sellers' Obligations at Closing.  The obligations of the
     -------------------------------------------------
     Sellers under this Agreement are subject to the fulfillment on or before the Closing (which conditions may be waived by the each Seller):

          6.1  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          6.2  Performance.  The Purchaser shall have performed and complied
               -----------
     with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          6.3  Qualifications.  All authorizations, approvals, or permits, if
               --------------
     any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.4  Payment of Purchase Price; Escrow Agreement.  The Purchasers
               -------------------------------------------
     shall have delivered the aggregate purchase price as specified in Section
     1.2 and funded and executed the Escrow Agreement.

          6.5  Employment Agreements. Barry Clague and Rohit Mathur shall have
               ---------------------
     entered into an employment agreement in substantially the form attached hereto as Exhibit C.
               ---------

          6.6  Certificate of Purchaser.  Purchaser shall have been provided
               ------------------------
     with a certificate executed by its President to the effect that, as of the Closing Date:

(a) all representations and warranties made by Purchaser under this Agreement are true and complete in all material respects; and

(b) all covenants, obligations and conditions of this Agreement to be performed by Purchaser on or before such date have been so performed in all material respects.

7.   Indemnification.
     ---------------

          7.1  Survival of Representations, Warranties and Covenants.
               -----------------------------------------------------

(a) Notwithstanding any investigation conducted at any time by or on behalf of any party and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which the parties may have as a result of such investigation or otherwise, the parties will be entitled to rely upon the other party's respective representations, warranties and covenants set forth in this Agreement. The representations, warranties, covenants and agreements of Sellers shall survive the Closing and continue in full force and effect until the expiration of the Escrow Period (as defined in section 7.5) at which time such representations, warranties, covenants and agreements of Sellers and liability with respect thereto will terminate.

(b) As used in this Section 7, except as otherwise indicated in this Section 7, any reference to a representation or warranty in any section of this Agreement shall include the schedule relating to such section.

          7.2A (1)  Indemnification of Purchaser.  Sellers hereby agrees,
                    ----------------------------
     severally and pro rata, in accordance with their respective ownership of
                   --- ----
     LLC Interests, to indemnify and hold harmless Purchaser and its affiliates against any and all actual losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs, and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting from, imposed upon, reasonably or incurred by Purchaser or its affiliates directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Sellers in this Agreement with respect to facts and circumstances existing the Closing Date (all of which shall also be referred to collectively as "Damages"). "Damages" as used herein is not
                                 ---------
     limited to matters asserted by third parties, but includes Damages incurred or sustained by Purchaser or its subsidiaries in the absence of claims by a third party. Anything contained in this Agreement or the Escrow Agreement to the contrary notwithstanding, except as set forth in Sections 7.2A(2) and (3) below, the aggregate indemnification obligation of the Sellers, and the sole recourse of Purchaser with respect to the satisfaction of such indemnification obligations, shall be the Initial Indemnification Fund as defined in Section 1.1(C) above, pro rata among the Sellers in accordance
                                      --- ----
     with Schedule A; provided, however, that no Seller shall have any obligation to indemnify the Purchaser in respect of Damages arising out of the breach by any other Seller of representations and warranties made by such other Seller in Section 3 with respect to himself or herself only.

     (C)

          (2) Notwithstanding the provisions of Section 7.2A(1) above, (i) the maximum Damages with respect to any indemnification claims arising out of or relating to any breach of any Non-Solicitation and Non-Competition Agreement or of the Pre-existing Non-Solicitation and Non-Competition Agreement shall be limited to One Hundred Thousand ($100,000) Dollars per each Purchaser employee who is solicited and an aggregate of One Million ($1,000,000) Dollars with respect to any and all claims for breach of the non-competition provisions contained therein and
               (ii) the maximum Damages with respect to any indemnification claims arising out of or relating to any claim of fraud against the Sellers shall be limited to the Aggregate Purchase Price and in no event shall the aggregate obligation of any Seller pursuant to this clause (ii) exceed his or her pro rata portion of the
                                                     --- ----
               Aggregate Purchase Price.

          (3) If, but only if, an indemnification claim under Section 7.2(A)(2) has not or cannot be satisfied by the Initial Indemnification Fund by the second anniversary of the Closing Date, then, subject to the remaining provisions of this Section 7. Purchaser shall place into the Escrow Account that portion of the Final Cash Payment otherwise payable on the second anniversary of the Closing Date which Purchaser reasonably believes equals the purported amount of the Damages (such amount, the "Additional Escrow Account").

          7.2B. Intentionally Deleted.
                ---------------------

          7.3   Escrow Fund.  As the sole and exclusive course for the
                -------------
     indemnity provided for in Section 7.2 (A)(1) hereof, except to the extent contemplated by Sections 7.2 (A)(2) and (3), the Initial Escrow Amount and, if applicable, the Additional Escrow Amount, shall be deposited by Purchaser in the Escrow Account, (such deposit(s), together with any interest earned thereon, to constitute an escrow fund (the "Escrow Fund")) to be governed by the terms set forth in this Agreement and the Escrow Agreement. Subject to the provisions of this Section 7, Purchaser shall be entitled to obtain indemnity from, and only from, the Escrow Fund for Damages covered by the indemnity provided for in Section 7.2(A) of this Agreement.

          7.4  Damage Threshold. Purchaser may not receive any payment from
               ----------------
     the Escrow Fund unless and until an Officer's Certificate (as defined in Section 7.6 below) identifying Damages, which in the aggregate exceeds $25,000 (the "Damage Threshold"), has been delivered to the Purchaser as provided in Section 7.6(A) below and such amount is determined pursuant to this Section 7 to be payable, in which case Purchaser shall receive cash equal to the amount of Damages in excess of $25,000, except as otherwise provided in this Section 7.

          7.5  Escrow Period. The Escrow Fund shall terminate either (i) on the
               -------------
     date twenty-four (24) months following the Closing (the "Termination Date"), provided that on such date there remain no unsatisfied or contested claims which have been specified in an Officer's Certificate delivered to the Purchaser prior to the Termination Date, or (ii) if such unsatisfied or contested claims exist on the Termination Date, then on the date that all amounts in the Escrow Fund will have been finally and fully paid pursuant to the terms of this Section 7.

          7.6  Claims Against the Escrow Fund; Objections to Claims.
               ----------------------------------------------------

(a) No claim of Purchaser for Damages pursuant to 7.2A(1) against the Escrow Fund will be paid unless, on or before the date 12 months before the Termination Date, the Escrow Agent has received a certificate signed by the chief financial officer or president of Purchaser (an "Officer's Certificate") specifying:

     (i) that Purchaser has incurred, paid or properly accrued (in accordance with local GAAP) Damages or that a claim or dispute exists in respect of facts or circumstances existing prior to the Closing Date that could, unless successfully defended, entitle Purchaser to Damages, in an aggregate stated amount with respect to which Purchaser is entitled to payment from the Escrow Fund pursuant to this Agreement; and

     (ii) in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with local GAAP), or the basis for such anticipated liability, and the specific nature of the breach of representation, warranty or covenant to which such item is related.

(b) No claim of Purchaser for Damages pursuant to 7.2A(2) against the Escrow Fund will be paid unless, on or the Termination Date, the Escrow Agent has received a certificate signed by the chief financial officer or president of Purchaser (an "Officer's Certificate") specifying:

     (i) that Purchaser has incurred, paid or properly accrued (in accordance with local GAAP) Damages or that a claim or dispute exists in respect of facts or circumstances existing prior to the Termination Date that could, unless successfully defended, entitle Purchaser to Damages, in an aggregate stated amount with respect to which Purchaser is entitled to payment from the Escrow Fund pursuant to this Agreement; and

     (ii) in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with local GAAP), or the basis for such anticipated liability, and the specific nature of the breach of representation, warranty or covenant to which such item is related.

(c) At the time of delivery of any Officer's Certificate to the Escrow Agent pursuant to Section 7.6(a) or 7.6(b), Purchaser shall deliver to the Sellers' Agent a duplicate copy of the officer's Certificate along with any supporting documents reasonably available to Purchaser that relate to the claims set forth in the Officer's Certificate. For a period of forty-five
     (45) days after such delivery to the Sellers' Agent, the Escrow Agent shall make no delivery of cash unless the Escrow Agent shall have received written authorization from the Sellers' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the cash in the Escrow Fund in accordance with Section 7.7 hereof, provided that no such payment may be made if the Sellers' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent Purchaser prior to the expiration of such forty-five (45) day period.

          7.7  Payment of Claims.   Upon receipt by the Escrow Agent on or
               -----------------
     before the Termination Date of an Officer's Certificate for a claim for Damages against the Escrow Fund, the Escrow Agent shall:

(a) If there are no objections presented by Sellers' Agent pursuant to Section 7.6(c) of this Agreement with respect to such claim within the 45 day period, deliver to Purchaser cash in the Escrow Fund in an amount necessary to indemnify Purchaser for the Damages claimed, not to exceed the amounts specified in Section 7.2A above, provided, however that no payment shall be made from the Escrow Fund until Damages are actually incurred or paid.

(b) If objections to the claim have been presented pursuant to Section 7.6(c) hereof, then Escrow Agent shall make no payment in relation to such claim until and unless (A) the Escrow Agent receives a copy of a joint memorandum from Sellers' Agent and Purchaser or an award rendered by the arbitrator, pursuant to the provisions of Section 7.8 hereof, in which case the Escrow Agent shall make payment as instructed in the memorandum or such award; or
     (B) the Purchaser notifies Escrow Agent that no Damages will be required to be incurred or paid or otherwise withdraws its claims. If (B) occurs after the Termination Date, then amounts held in Escrow in relation to such withdrawn claim shall be distributed to Sellers in accordance with Section
     7.10 below.

(c)  All claims against the Escrow Fund that are allowed pursuant to this
     Section 7 shall be charged to the account of each Seller in accordance with the allocation set forth on Schedule A hereof, as amended on or before the Closing. Each Seller is responsible only for its pro rata share of such payments from the Escrow Fund. The amount of Damages payable to Purchaser may not exceed the amount in the Escrow Fund, and if there is at any time insufficient cash in the Escrow Fund to pay Purchaser any Damages, Purchaser shall have no right of recourse against any Seller, except to the extent provided for in Section 7.2A(3).

          7.8. Resolution of Conflicts; Arbitration

(a) In case the Sellers' Agent shall object in writing pursuant to Section 7.6(b) to any claim or claims by Purchaser made in any Officer's Certificate delivered pursuant to Section 7.6(a), the Sellers' Agent and Purchaser shall attempt in good faith for a period of sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Sellers' Agent and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the cash from the Escrow Fund in accordance with the terms thereof.

(b) If the parties have not resolved the dispute during such sixty (60) day period, then within an additional ten (10) day period the parties will mutually agree on and appoint a single arbitrator who is familiar with the computer software industry (or, in connection with a tax dispute, who has expertise in tax matters). If the parties cannot agree upon a single arbitrator, then such an arbitrator shall be selected by the American Arbitration Association ("AAA")). Within ten (10) days of such appointment, the parties will each deliver to the arbitrator and to each other a written proposal of that party's final recommended resolution to the dispute (the "Proposal"), along with all written arguments or documentation supporting such recommended resolution. This will be the final proposal each party can make concerning the dispute except as otherwise provided in paragraph (c) below. Within seventy-five (75) days of the appointment of such arbitrator, the arbitrator shall issue a final award (the

     "Award") taking into account the two Proposals. Any judgment upon the Award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

(c) The arbitrator may request reasonable written clarification of the documents previously provided for his review during the thirty (30) days after such appointment. Any material provided to the arbitrator shall also be simultaneously provided to the opposing party. The opposing party will be entitled, during the five (5) days following delivery of such material, to provide a written response or rebuttal to same to the arbitrator and the other party.

(d) Any such arbitration shall be conducted in the nearest metropolitan area to where the activities of the Business of the LLC are being conducted. The single arbitrator shall be compensated for his or her services at a rate to be determined by the parties or, failing their agreement, by decision of the AAA, based upon a reasonable hourly or daily consulting rate for the arbitrator.

(e) The arbitrator may award either party its costs and attorneys fees. Pending such award, however, the fees of the arbitrator will be shared equally by the parties and each party will bear its own costs and attorneys fees.

(f) The Award shall contain the arbitrator's findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached, and the arbitrator shall deliver to each party a signed copy of the Award.

(g) A copy of the Award shall be furnished to the Escrow Agent, which shall distribute funds from the Escrow Fund in accordance with its terms.

          7.9  Sellers' Agent
               --------------

(a) Sowmya Narayan shall be constituted and appointed as the Sellers' Agent for and on behalf of the Sellers to give and receive notices and communications, to authorize delivery to Purchaser of the cash from the Escrow Fund in satisfaction of claims by Purchaser, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Sellers' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten
     (10) days' prior written notice to Purchaser. The Sellers' Agent may resign upon thirty (30) days' notice to the parties to this Agreement. No bond shall be required of the Sellers' Agent, and the Sellers' Agent shall receive no compensation for his services. Notices or communications to or from the Sellers' Agent shall constitute notice to the Seller.

(b) The Sellers' Agent shall not be liable for any act done or omitted hereunder as Sellers' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall indemnify the Sellers' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Sellers' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

(c) The Sellers' Agent shall have reasonable access to information about Seller and the reasonable assistance of Sellers' officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Sellers' Agent shall treat confidentially and not disclose any nonpublic information from or about Sellers to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          7.10 Distribution Upon Termination of Escrow Period.  Within five (5)
               ----------------------------------------------
     business days following the Termination Date, the Escrow Agent shall deliver to the Sellers all of the cash in the Escrow Fund in excess of any amount of cash reasonably necessary to satisfy any unsatisfied or contested claims for Damages specified in an Officer's Certificate on or before the Termination Date with respect to facts and circumstances existing prior to the Closing Date. As soon thereafter as any such individual unsatisfied or contested claim has been resolved, the Escrow Agent shall make payment in accordance with Section 7.7 hereof and deliver to the Seller all cash remaining in the Escrow Fund which is not required to satisfy other unsatisfied or contested claims. As soon as all such unsatisfied or contested claims have been resolved, the Escrow Agent shall deliver to the Sellers all cash remaining in the Escrow Fund.

          7.11 Actions of the Sellers' Agent.  A decision, act, consent or
               -----------------------------
     instruction of the Sellers' Agent shall constitute a decision of the Sellers and shall be final, binding and conclusive upon each Seller, and Purchaser may rely upon any decision, act, consent or instruction of the Sellers' Agent as being the decision, act, consent or instruction of the Sellers. The Purchaser is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers' Agent.

          7.12 Third-Party Claims.  In the event Purchaser becomes aware of a
               ------------------
     third-party claim which Purchaser believes may result in a claim for Damages against the Escrow Fund before the Termination Date, Purchaser shall promptly notify the Sellers' Agent of such claim, and the Sellers' Agent shall be entitled, at his expense, to participate in any defense of such claim. Purchaser shall have the right in its sole discretion to settle any such claim; provided, however, that Purchaser may not effect the settlement of any such claim without the consent of the Sellers' Agent, which consent shall not be unreasonably withheld. In the event that the Sellers' Agent has consented to any such settlement, the Sellers' Agent before the Termination Date shall have no power or authority to object under Section 7.6 or any other provision of this Section 7 to the amount of any claim by Purchaser against the Escrow Fund for indemnity with respect to such settlement.

8.   Registration Requirements.
     -------------------------

     8.1  S-3 Registration Statement. Purchaser shall prepare and, on or before
          --------------------------
          30 days after the Closing (the "Filing Date"), file a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 as amended ("Securities Act") to register the resale of the Shares ("Registrable Securities") The Registration Statement shall be on Form S-3. The Purchaser shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to ninety (90) days following the Closing Date (the "Effectiveness Date"), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Purchaser pursuant to a written opinion letter to such effect, addressed and acceptable to the Purchaser's transfer agent (the "Effectiveness Period"), provided, however, that the Purchaser shall
           --------------------    --------  -------
          not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holder not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Purchaser has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

     8.2  Registration Procedures. In connection with the Purchaser's
          -----------------------
          registration obligations hereunder, the Purchaser shall:

(a) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3, and cause the Registration Statement to become effective and remain effective as provided herein.
(b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) use its best effort to respond as quickly as possible, and, in case the obtainment of information requested by the SEC which is within the control of the Purchaser, no later than ten (10) Business Days of receipt thereof, to all comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
(c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three
     (3) business days and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Purchaser whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Purchaser shall provide true and complete copies thereof and all written responses thereto to each of the Holders, which the Holders shall keep confidential); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
(e) Furnish to each Holder without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
(f) Promptly deliver to each Holder without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Purchaser hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(g) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Purchaser shall not
                               --------  -------
     be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Purchaser to any material tax in any such jurisdiction where it is not then so subject or make any change in its charter or by-laws, which in each case the Board of Directors of the Purchaser determines to be contrary to the best interests of the Purchaser and its stockholders.
(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as Holders may request.
(i) Upon the occurrence of any event contemplated by Section 8.2(C)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(j) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq National Market ("NASDAQ") or on any other stock market or trading facility on which the
       ------
     shares of Common Stock are traded, listed or quoted (each a "Subsequent
                                                                  ----------
     Market").
     -------
(k)  Comply with all applicable rules and regulations of the SEC.
(l) The Purchaser may require each selling Holder to furnish to the Purchaser such information regarding the distribution of such Registrable Securities and the beneficial ownership of Common Stock held by such Holder as is required by law to be disclosed in the Registration Statement, and the Purchaser may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Purchaser, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          8.3. Registration Expenses.

(a) All fees and expenses incident to the performance of or compliance with this Section 8 by the Purchaser shall be borne by the Purchaser whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASDAQ and any Subsequent Market on which the Common Stock is then listed for trading, and (B) reasonably incurred in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may reasonably designate)),
     (ii) printing expenses of printing certificates for Registrable Securities,
     (iii) messenger, telephone and delivery expenses of the Purchaser, (iv) fees and disbursements of counsel for the Purchaser and counsel for the Holders, up to an aggregate of $5,000, (v) Securities Act liability insurance, if the Purchaser so desires such insurance, and (vi) fees and expenses of all other persons retained by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Purchaser shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

(b) Purchaser shall pay all Registration Expenses (as defined below) in connection with any registration qualification or compliance hereunder, and each holder of Registrable Securities ("Holder") shall pay all Selling Expense (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, contemplated by sub-section (a) above. "Selling Expenses" shall mean all selling commissions, underwriting fees (if any) and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

          8.4  Indemnification.

(a) To the extent permitted by law, Purchaser will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint
      ------------
     or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue
                      ---------
     statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Purchaser will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability, or action; provided, however, that the indemnity agreement contained in this Section 8.4(a) shall not apply to amounts paid in settlement of any such loss, claim, liability, or action if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld), nor shall Purchaser be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Purchaser, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Purchaser within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the

     Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 8.4(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 8.4 of notice of the commencement of any action (including governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnifying parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.1(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.4(C). No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment of enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

(d) If the indemnification provided for in this Section 8.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this subsection 8.5(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligation of Purchaser and Holders under this Section 8.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8.4 and otherwise.

(f) If at any time after a registration statement becomes effective, Purchaser advises the Holders in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated there in or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of Purchaser, makes it appropriate to suspend the availability of the registration statement and the related prospectus, Purchaser shall give notice to the Holders that the availability of the registration statement is suspended and the Holders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Holders have been informed in writing that the registration statement is available, provided that Purchaser may not suspend the availability of the registration statement unless affiliates of the Purchaser who are subject to Purchaser's insider trading policies are also precluded from trading in Purchaser's Common Stock. Purchaser shall be entitled to exercise its right to suspend the availability of the registration statement for a period exceeding not more than thirty (30) consecutive days, or a total of ninety (90) days within any consecutive three hundred sixty (360) day period. In addition, each Holder who becomes an employee of Purchaser shall be subject to Purchaser's insider trading policy to the extent applicable.

               8.5  "Market Stand-Off" Agreement.  Each Holder hereby agrees
                     ---------------------------
     that it will not, without the prior written consent of the Purchaser, during the period commencing on the Closing Date and ending on the date one hundred eighty (l80) days following the Closing Date (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the

     Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that for so long as the bid price for the Common Stock as quoted on the Nasdaq National Market is less than $22.50 (as adjusted for stock dividends, stock splits, combinations and the like), the provisions of this Section 8.5 shall not apply. In order to enforce the foregoing covenant, the Purchaser may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

9.   Miscellaneous.
     -------------

               9.1  Successors and Assigns.  Except as otherwise provided
                    ----------------------
     herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Interests). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               9.2  Governing Law.  This Agreement shall be governed by and
                    -------------
     construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               9.3  Counterparts.  This Agreement may be executed in two or more
                    ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               9.4  Titles and Subtitles.  The titles and subtitles used in this
                    --------------------
     Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               9.5  Notices.  Unless otherwise provided, any notice required or
                    -------
     permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or when personally delivered by courier, overnight delivery service or confirmed facsimile to the party to be notified or forty eight (48) hours after being deposited with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties copies of notices set to the Seller should be sent to Littman Krooks Roth & Ball

     P.C. 655 Third Avenue, 20/th/ Floor, New York, New York 10017, attention:
     Mitchell C. Littman, Esq.

               9.6  Amendments and Waivers.  Any term of this Agreement may be
                    ----------------------
     amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Sellers and Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Sellers, the Purchasers and their respective successors and assigns.



               9.7  Severability.  If one or more provisions of this Agreement
                    ------------
     are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


               9.8  Entire Agreement.  This Agreement and the documents referred
                    ----------------
     to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 ACTUATE CORPORATION

                                 By:_________________________________

                                 Address: ___________________________

                                 ____________________________________

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 SELLERS

                                 By: ________________________________

                                 Address: ___________________________

                                 ____________________________________